Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Registration Rights	4

2.1	Demand Registration	4

2.2	Company Registration	5

2.3	Underwriting Requirements	6

2.4	Obligations of the Company	7

2.5	Furnish Information	8

2.6	Expenses of Registration	8

2.7	Delay of Registration	9

2.8	Indemnification	9

2.9	Reports Under Exchange Act	10

2.10	Limitations on Subsequent Registration Rights	11

2.11	“Market Stand-off” Agreement	11

2.12	Restrictions on Transfer	12

2.13	Termination of Registration Rights	13

3.	Information Rights	13

3.1	Delivery of Financial Statements	13

3.2	Inspection	15

3.3	Termination of Information Rights	15

3.4	Confidentiality	15

4.	Rights to Future Stock Issuances	16

4.1	Right of First Offer	16

4.2	Termination	17

5.	Additional Covenants	17

5.1	Insurance	17

5.2	Employee Agreements	17

5.3	Employee Stock	17

5.4	Qualified Small Business Stock	18

5.5	Board Matters	18

5.6	Matters Requiring Investor Director Approval	18

5.7	Observer Rights	18

5.8	Successor Indemnification	19

5.9	Indemnification Matters	19

5.10	FCPA	19

5.11	Publicity	20

5.12	Termination of Covenants	20

6.	Miscellaneous	20

6.1	Successors and Assigns	20

6.2	Governing Law	20

6.3	Counterparts	20

6.4	Titles and Subtitles	20

i

6.5	Notices	21

6.6	Amendments and Waivers	21

6.7	Severability	22

6.8	Aggregation of Stock	22

6.9	Entire Agreement	22

6.10	Dispute Resolution	22

6.11	Delays or Omissions	23

6.12	Acknowledgment	23

Schedule A	-	Schedule of Series C Investors
Schedule B	-	Schedule of Prior Investors
Schedule C	-	Schedule of Key Holders

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of September 30, 2020 by and among Olema Pharmaceuticals, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (the “Series C Investors”), each holder of the Company’s Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), each holder of the Company’s Series A-1 Preferred Stock, $0.0001 par value per share (“Series A-1 Preferred Stock”) and each holder of the Company’s Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), listed on Schedule B (the “Prior Investors” and together with the Series C Investors, the “Investors”) and each of the stockholders listed on Schedule C hereto, each of whom is referred to herein as a “Key Holder”.

RECITALS

A.            The Company, the Key Holders and the Prior Investors previously entered into an Amended and Restated Investor Rights Agreement, dated March 17, 2020 (as amended, the “Prior Agreement”), in connection with the purchase of shares of Series B Preferred Stock.

B.            The Key Holders, the Prior Investors and the Company desire to induce certain of the Investors to purchase shares of Series C Preferred Stock of the Company, par value $0.0001 per share (“Series C Preferred Stock”), pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and such Investors (the “Purchase Agreement”) by amending and restating the Prior Agreement, which governs the rights of the Investors and Key Holders to cause the Company to register shares of Common Stock, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement

AGREEMENT

The parties agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2            “Certificate of Incorporation” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.3            “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.4            “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the development of small molecule drugs that target the estrogen receptor, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.

1.5            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law or other federal securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law or other federal securities law.

1.6            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8            “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11            “GAAP” means generally accepted accounting principles in the United States.

1.12            “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.14            “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15            “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16            “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.17            “Liquidation Transaction” shall have the meaning set forth in the Certificate of Incorporation.

1.18            “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.19            “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.20            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21            “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

1.22            “Purchase Agreement” shall have the meaning set forth in the recitals.

1.23            “Qualified Merger” shall have the meaning set forth in the Certificate of Incorporation.

1.24            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.25            “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.26            “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.27            “SEC” means the Securities and Exchange Commission.

1.28            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.29            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.30            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.31            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.32            “Series A Preferred Stock” shall have the meaning set forth in the preamble.

1.33            “Series A-1 Preferred Stock” shall have the meaning set forth in the preamble.

1.34            “Series B Preferred Stock” shall have the meaning set forth in the preamble.

1.35            “Series C Preferred Stock” shall have the meaning set forth in the recitals.

2.            Registration Rights. The Company covenants and agrees as follows:

2.1           Demand Registration.

(a)            Form S-1 Demand. If at any time after the earlier of (i) five years after the date of this Agreement or (ii) 180 days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of 30% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of not less than $10,000,000, then the Company shall (x) within ten days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)            Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2,000,000, then the Company shall (i) within ten days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 60-day period other than an Excluded Registration.

(d)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a), (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, however, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then such withdrawn registration statement shall not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3           Underwriting Requirements.

(a)            If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(d)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)            For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)             use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)             notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)             after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, managers, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)            Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9           Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11         “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with an IPO) or the Company (in connection with a Qualified Merger), during the period commencing on the date of (a) the final prospectus relating to the IPO or (b) the consummation of a Qualified Merger, as applicable, and ending on the date specified by the Company and/or the managing underwriter, as applicable (such period not to exceed 180 days, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or consummation of the Qualified Merger, as applicable, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO or a Qualified Merger, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if: (1) all officers and directors are subject to the same restrictions, (2) the Company obtains a similar agreement from all stockholders individually owning 1% or more of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), and (3) with respect to the Qualified Merger, all securities of the surviving or parent entity in the Qualified Merger held by the sponsor and each founder of the special purpose acquisition company involved in such Qualified Merger are subject to lock-up restrictions no less restrictive than those contained in this Subsection 2.11. The underwriters of the IPO are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters (in connection with an IPO) or by the Company (in connection with a Qualified Merger) that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. The foregoing provisions of this Subsection 2.11 shall not apply to transactions (including any swap, hedge, derivative or other synthetic arrangement) or announcements relating to securities acquired (A) in the IPO or (B) in open market or other transactions from and after the IPO or consummation of the Qualified Merger, as applicable, or that otherwise do not involve or relate to securities of the Company held by a Holder immediately before the effective date of the registration statement for the IPO or consummation of the Qualified Merger and/or shares issued to Holder in connection with the Qualified Merger, as applicable. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company, the underwriters or the surviving or parent entity of the Qualified Merger shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12         Restrictions on Transfer.

(a)            The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)            The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)            the closing of a Liquidation Transaction;

(b)            such time after consummation of the IPO or Qualified Merger as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) of SEC Rule 144); and

(c)            the third anniversary of the IPO.

3.            Information Rights.

3.1           Delivery of Financial Statements. The Company shall deliver, upon request (i) to each Major Investor and each Key Holder, the information set forth in Subsections 3.1(a)-(f), and (ii) to each Investor holding fewer than 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the information set forth in Subsections 3.1(a) and (b):

(a)            as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, all prepared in accordance with GAAP, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)            as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)            as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)            as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(e)            with respect to the financial statements called for in Subsection 3.1(a) and Subsection 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(f)             such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2           Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3           Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or a Qualified Merger, or (ii) upon a Liquidation Transaction, provided that the proceeds distributable to the Company’s stockholders are cash and/or marketable securities, whichever event occurs first.

3.4           Confidentiality. Each Investor and Key Holder agrees that such party will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement or intent to effect a Qualified Merger), unless such confidential information (x) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor or Key Holder), (y) is or has been independently developed or conceived by the party without use of the Company’s confidential information, or (z) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that such party may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such party, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such party in the ordinary course of business, provided that such party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or such Person is otherwise bound by a confidentiality obligation to such party; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of this Agreement, including, without limitation, quarterly or annual reports; or (v) as may otherwise be required by law, provided that, in the case of this clause (v), such party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

(a)            The Company understands and acknowledges that in the regular course of the business of Citadel Multi-Strategy Equities Master Fund Ltd. (“Surveyor”) and its Affiliates will invest in companies that have issued securities that are publicly traded (each, a “Public Company” and together, “Public Companies”). Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to Surveyor or any representative of Surveyor. In addition, the Company acknowledges and agrees that in no event shall Surveyor’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting Surveyor or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

(b)            The Company understands and acknowledges that in the regular course of the business OLM Pharma Holdings Limited (“OLMPH”) and its Affiliates will invest in Public Companies. Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to OLMPH or any representative of OLMPH. In addition, the Company acknowledges and agrees that in no event shall OLMPH’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting OLMPH or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

(c)            The Company understands and acknowledges that in the regular course of the business Deerfield Partners, L.P. (“Deerfield”) and its Affiliates will invest in Public Companies. Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to Deerfield or any representative of Deerfield. In addition, the Company acknowledges and agrees that in no event shall Deerfield’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting Deerfield or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

4.            Rights to Future Stock Issuances.

4.1            Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(a)            The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)            By notification to the Company within 20 days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such 20-day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors that is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of 120 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)            The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

(e)            Notwithstanding any provision hereof to the contrary, if the Board of Directors determines in good faith that compliance with the provisions of this Subsection 4.1 would result in a delay that would cause material harm to the Company, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Investors within ten days prior to the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have 20 days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within 60 days of the date notice is given to the Major Investors.

4.2           Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or a Qualified Merger, or (ii) upon a Liquidation Transaction, provided that the proceeds to the Company’s stockholders are cash and/or marketable securities, whichever event occurs first.

5.            Additional Covenants.

5.1           Insurance. The Company shall maintain Directors and Officers liability insurance from financially sound and reputable insurers in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

5.2           Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement.

5.3           Employee Stock . Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four-year period, with 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval of the Board of Directors of the Company, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors of the Company, the Company shall retain (and not waive) any “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock issued after the date hereof.

5.4            Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause any shares of Preferred Stock that, on the original date of issuance thereof, constituted “qualified small business stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Code, to continue to so qualify; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) holding such “qualified small business stock” and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within 20 business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.5            Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors and observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.6            Matters Requiring Investor Director Approval. So long as the holders of Series B Preferred Stock and/or Series C Preferred Stock are entitled to elect the Preferred Directors (as defined in that certain Voting Agreement dated as of the date hereof by and among the Company and certain stockholders of the Company), the Company hereby covenants and agrees with each of the Investors that it shall not appoint a new Chief Executive Officer without the approval of (i) the Preferred Director designated by Biotechnology Value Fund, LP, if any, (ii) the Preferred Director designated by Logos Global Management LP, if any, and (iii) Janus Henderson Global Life Sciences Fund (for so long as Janus (as defined below) holds any Registrable Securities) or the board observer appointed by Janus as provided in Subsection 5.7.

5.7            Observer Rights. The Company shall invite (i) one representative of Janus Henderson Global Life Sciences Fund or an Affiliate (“Janus”) thereof, (ii) one representative of Vivo Opportunity Fund, L.P. (“Vivo”) and (iii) one representative of the Key Holders, who initially shall be Peter Kushner (each, a “Board Observer,” and together, the “Board Observers”), to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Board Observers copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that each of the Board Observers shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude any of the Board Observers from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or would result in disclosure of trade secrets to any of the Board Observers or if such Investor or its representative is a Competitor of the Company; provided, however, neither Janus nor Vivo shall be deemed a Competitor. The Company shall reimburse the Janus Board Observer and the Vivo Board Observer for all reasonable out-of-pocket travel and lodging expenses incurred in connection with attending meetings of the Board of Directors.

5.8            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its current Certificate of Incorporation, or elsewhere, as the case may be.

5.9            Indemnification Matters. The Company hereby acknowledges that one or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Subsection 5.9 and shall have the right, power and authority to enforce the provisions of this Subsection 5.9 as though they were a party to this Agreement.

5.10          FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) develop and thereafter maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) that are designed to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon reasonable request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA in all material respects. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.11          Publicity. Without the prior written consent of OLMPH, the Company shall not use, publish, reproduce, or refer to OLMPH, its Affiliates and/or controlling persons or any similar name, trademark or logo in any non-internal discussion, documents or materials, including without limitation for marketing, advertising and publicity purposes.

5.12          Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.8 and 5.9, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or a Qualified Merger or (ii) upon a Liquidation Transaction, whichever event occurs first.

6.            Miscellaneous.

6.1            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, partner, member, manager, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2            Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A, Schedule B or Schedule C (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5.

Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Key Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing: (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor or Major Investor, as applicable, without the written consent of such Investor or Major Investor, as applicable, unless such amendment, modification, termination, or waiver applies to all Investors or Major Investors, as applicable, in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); (b) Subsections 3.1 and 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminate or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors, provided, however, that in the case of a waiver of Section 4 with respect to a transaction or financing, if any Major Investor, individually or together with such Major Investor’s Affiliates, participates in any such transaction or financing, then each other Major Investor will be offered the opportunity to participate on the same basis (although proportionate to their respective holdings of Registrable Securities); (c) Subsection 5.6 may not be amended, modified, terminated or waived without the written consent of holders of a majority of shares of Series B Preferred Stock (voting as a single class and on an as-converted to Common Stock basis); (d) Subsection 5.7 and this clause (d) of this Subsection 6.6 may not be amended, modified, terminated or waived without the written consent of Janus if such amendment, modification, termination or waiver applies to Janus (for so long as it holds shares of Preferred Stock) or Vivo if such amendment, modification, termination or waiver applies to Vivo (for long as it holds shares of Preferred Stock); and (e) Subsection 3.4(a) and this clause (e) of this Subsection 6.6 may not be amended, modified, terminated or waived without the written consent of Surveyor if such amendment, modification, termination or waiver applies to Surveyor (for so long as it holds shares of Preferred Stock); (f) Subsection 3.4(b), Subsection 5.11 and this clause (f) of this Subsection 6.6 may not be amended, modified, terminated or waived without the written consent of OLMPH if such amendment, modification, termination or waiver applies to OLMPH (for so long as it holds shares of Preferred Stock); and (g) Subsection 3.4(c) and this clause (g) of this Subsection 6.6 may not be amended, modified, terminated or waived without the written consent of Deerfield if such amendment, modification, termination or waiver applies to Deerfield (for so long as it holds shares of Preferred Stock). Further, this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way that would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of a majority of the Registrable Securities held by the Key Holders. Notwithstanding the foregoing, Schedule A and Schedule B hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9            Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Northern California or any court of the State of California having subject matter jurisdiction.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.11          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12          Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company. The Company hereby agrees that, to the extent permitted under applicable law, the Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by an Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of an Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

[Signature pages follow]

The parties have executed this Agreement as of the date first written above.

COMPANY:

OLEMA PHARMACEUTICALS, INC.

By:	/s/ Shane Kovacs
Shane Kovacs
Chief Financial Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

KEY HOLDERS:

/s/ Peter Kushner
Peter Kushner

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

KEY HOLDERS:

/s/ Cyrus Harmon
Cyrus Harmon

Harmon Family Investors, LLC

By:	/s/ Cyrus Harmon
Cyrus Harmon
Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

KEY HOLDERS:

/s/ David Myles
David Myles

Myles Properties Inc.

By:	/s/ David Myles
David Myles
President

The Myles Family Revocable Inter Vivos Trust, Trustee: David C Myles

By:	/s/ David Myles
David Myles
Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

VIVO OPPORTUNITY FUND, L.P.

By:	Vivo Opportunity, LLC
Its General Partner

By:	/s/ Albert Cha
Albert Cha
Managing Member

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

AVORO LIFE SCIENCES FUND LLC

By:	/s/ Scott Epstein
Name: Scott Epstein
Title: Partner, Chief Financial Officer, & Chief Compliance Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST II

By:	BlackRock Advisors, LLC,
its Investment Advisor

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By:	BlackRock Capital Management, Inc,
its Investment Advisor

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner
By: J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

OLM PHARMA HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

OM CO-INVESTMENT LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself
General Partner of Biotechnology Value Fund, L.P.

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP LLC,
itself General Partner of Biotechnology Value Fund II, L.P.

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc.
General Partner of BVF Partners L.P., itself
Sole member of BVF Partners OS Ltd., itself
GP of Biotechnology Value Trading Fund OS, L.P.

MSI BVF SPV, L.L.C.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc.
General Partner of BVF Partners L.P., itself
attorney-in-fact for MSI BVF SPV, L.L.C.

INVESTMENT 10, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Ttitle: President BVF Inc.
General Partner of BVF Partners L.P., itself
investment advisor of Investment 10, LLC

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

RA CAPITAL NEXUS FUND, L.P.

By:	RA Capital Nexus Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun
Name:	Abayomi A. Adigun
Title:	Investment Manager, DUMAC, Inc., Authorized Agent

By:	/s/ Anil Madhok
Name:	Anil Madhok
Title:	Chief Operating Officer, DUMAC, Inc., Authorized Agent

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

Citadel Multi-Strategy Equities Master Fund Ltd.

By:	Citadel Advisors LLC, its portfolio manager

By:	/s/ Christopher L. Ramsay
Name:	Christopher L. Ramsay
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

Cormorant Global Healthcare Master Fund, LP

By:	Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Cormorant Private Healthcare Fund II, LP

By:	Cormorant Private Healthcare GP II, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Cormorant Private Healthcare Fund III, LP

By:	Cormorant Private Healthcare GP III, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

CRMA SPV, L.P.

By:	Cormorant Asset Management, LLC
Its:	Attorney-In-Fact

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

Foresite Capital Fund IV, L.P.

By:	Foresite Capital Management IV, LLC
Its:	General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

Janus Henderson HORIZON FUND – BIOTECHNOLOGY FUND

By:	/s/ Andrew Acker
Andrew Acker
Portfolio Manager and Authorized Signatory

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund

By:	Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Andrew Acker
Authorized Signatory

Janus Henderson Global Life Sciences Fund

By:	Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Andrew Acker
Authorized Signatory

Janus Henderson Biotech Innovation Master Fund Limited

By:	Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Andrew Acker
Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

LOGOS OPPORTUNITIES FUND II, L.P.

By:	Logos Opportunities GP, LLC
Its General Partner

By:	/s/ Arsani William
Name:	Arsani William
Title:	Managing Partner

LOGOS OPPORTUNITIES FUND I, L.P.

By:	Logos Opportunities GP, LLC
Its General Partner

By:	/s/ Arsani William
Name:	Arsani William
Title:	Managing Partner

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.

By:	VHCP Management EG, LLC, its general partner

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By:	VHCP Management III, LLC, its general partner
By:	VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS III, LLC

By:	VHCP Management III, LLC, its manager
By:	VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

By:	Wellington Management Company LLP, as investment advisor

By:	/s/ Peter McIsaac
Name:	Peter McIsaac
Title:	Managing Director & Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Peter Kushner
Peter Kushner

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Cyrus Harmon
Cyrus Harmon

Harmon Family Investors, LLC

By:	/s/ Cyrus Harmon
Cyrus Harmon
Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ David Myles
David Myles

Myles Properties Inc.

By:	/s/ David Myles
David Myles
President

The Myles Family Revocable Inter Vivos Trust, Trustee: David C Myles

By:	/s/ David Myles
David Myles
Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Agreement as of the date first written above.

INVESTORS:

SPW INVESTMENTS, LLC

By:	/s/ Andy Rappaport
Andy Rappaport
Manager

Signature Page to Amended and Restated Investors’ Rights Agreement

SCHEDULE A

Series C Investors

SCHEDULE B

Prior Investors

SCHEDULE C

Key Holders